UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 30, 2008

DATA DOMAIN, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33517	94-3412175
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2421 Mission College Blvd.

Santa Clara, CA 95054

(Address of principal executive offices, including zip code)

(408) 980-4800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On January 31, 2008, Data Domain, Inc. (“Data Domain”) issued a press release announcing its financial results for the quarter and fiscal year ended December 31, 2007. A copy of this press release is furnished as Exhibit 99.1 to this report.

The information in this Item 2.02 and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing, except as shall be expressly stated by specific reference to this report in such filing.

Use of Non-GAAP Financial Information

Data Domain has supplemented the financial measures contained in the attached press release that are provided in accordance with generally accepted accounting principles (“GAAP”) with non-GAAP financial measures. Data Domain believes that these non-GAAP financial measures better reflect its core operating results and thus are appropriate to enhance the overall understanding of its past financial performance and its prospects for the future. These adjustments to Data Domain’s GAAP results are made with the intent of providing both management and investors a more complete understanding of Data Domain’s underlying operational results and trends and performance. Management uses these non-GAAP measures to evaluate Data Domain’s financial results, develop budgets and manage expenditures. The method Data Domain uses to produce non-GAAP financial results may differ from the methods used by other companies. Data Domain’s reference to these non-GAAP financial results should be considered in addition to results that are prepared under current accounting standards but should not be considered as a substitute for, or superior to, the financial results that are presented as consistent with GAAP. Reconciliation of the non-GAAP financial measures to the nearest GAAP financial measures is included in the press release attached hereto as Exhibit 99.1.

Item 7.01	Regulation FD Disclosure

Certain of Data Domain’s stockholders entered into 90-day lock-up agreements with the underwriters for Data Domain’s follow-on offering that was completed in November 2007, which lock-up agreements were initially set to expire on February 14, 2008. However, the terms of the lock-up agreements provide that if Data Domain announces earnings results during the last 17 days of the lock-up period, the lock-up period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results. Accordingly, because Data Domain announced its financial results for the quarter ended December 31, 2007 on January 31, 2008, pursuant to the terms of the lock-up agreements, the lock-up period has been automatically extended through February 18, 2008, which means that the first day that stockholders that are parties to lock-up agreements may sell their shares of Data Domain common stock which are subject to the lock-up is February 19, 2008.

The information in this Item 7.01 shall not be deemed “filed” for purposes of the Exchange Act, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing, except as shall be expressly stated by specific reference to this report in such filing.

Item 8.01	Other Events

On January 30, 2008, Data Domain’s board of directors determined that Data Domain’s 2008 Annual Meeting of Stockholders will be held on Wednesday, June 4, 2008 at Data Domain’s corporate headquarters located at 2421 Mission College Blvd., Santa Clara, CA 95054. The deadline for stockholders to submit proposals for inclusion in Data Domain’s definitive proxy statement relating to the 2008 Annual Meeting of Stockholders is February 15, 2008.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release dated January 31, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATA DOMAIN, INC.

Date: January 31, 2008	By:	/s/ MICHAEL P. SCARPELLI
Michael P. Scarpelli
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated January 31, 2008